Exhibit 10.4
                           SOLE DISTRIBUTOR AGREEMENT

     THIS AGREEMENT (the "Agreement") is made this 1st day of January, 2005 by and between Netconx D&C Wireless, LLC, located at 2758 Pierce Brennen Court, Lawrenceville, GA 30043 ("NCX"), and O2 Secure Wireless, Inc., located at 3300 Holcomb Bridge Road, Ste. 226, Norcross, GA 30092 (the "Distributor").

     WHEREAS, NCX owns certain import relationships, software licensing and branding agreements and intellectual property designs, and Distributor wishes to purchase or manufacture, for use or resale, products imported by or products designed by NCX which utilize said relationships and agreements, NCX hereby authorizes the Distributor to:

1. Products, Compensation & Limitation.

     (a) Wireless cards.

          (i) During the term of this Agreement, Distributor may purchase from NCX for the purposes of internal use or resale the wireless cards described on Exhibit A attached hereto (hereinafter "card" or "cards") at the prices indicated thereon. For purposes of this Agreement, the term "resale" shall be defined as the sale of cards by the Distributor to third parties as part of a transaction in which Distributor does not expect to generate additional revenue from subscribers to the Distributors wireless internet access service.

          (ii) In the event Distributor resales the cards, Distributor shall pay NCX the additional amounts set forth on Exhibit A.

          (iii) In the event the NCX's cost to purchase a card from its manufacturer increases or decreases at any time by more than 2.5%, then the NCX Cost for the card as set forth on Exhibit A shall automatically increase or decrease by the exact same percentage that NCX's cost has increased or decreased.

     (b) Single and Dual Card Access Point.

          (i) NCX hereby authorizes Distributor to manufacture for use or resale (or contract with others to manufacture on Distributor's behalf), the hard and soft components of NCX's outdoor access point as described in Exhibit B. With the exception of the cards defined in Paragraph 1(a)(i), Distributor shall be authorized to purchase the components for the outdoor access points from the suppliers of its choosing.

          (ii) As additional compensation to NCX, Distributor shall pay NCX a royalty in the amount set forth on Exhibit A for each outdoor access point produced for use or resale.

          (iii) Distributor is hereby authorized, but not required, to market the outdoor access points produced under this Paragraph 1(b) under the trademark "LinkLight," which is owned by NCX. .

2. Exclusivity. During the term of this Agreement, NCX will not sell cards or outdoor access points to any third party, either directly or through a distributor, independent sales agent, wholesaler or retailer. During the term of this Agreement, Distributor agrees to make the cards and outdoor access points available for purchase by any person at a reasonable price.

3. Assignment of Manufacturer Warranty. NCX represents that it has a warranty from its manufacturer of the cards, under which the manufacturer is required to repair or replace at its expense any card that does not work properly within _______ years after the date of installation due to a defect in the manufacture of the cards or its components (but not a defect in the design of the cards). NCX hereby assigns to Distributor any rights it has against the manufacturer of the cards with respect to any defect in the manufacture of the cards or its components.

4. Confidentiality of Proprietary Information. The parties agree, during or after the term of this Agreement, not to reveal confidential information, or trade secrets to any person, firm, corporation, or entity. Such confidential and proprietary information shall include, but not necessarily be limited to, any information regarding the price charged the Distributor by NCX for the cards as set forth on Exhibit A, or any plans or specifications for the cards or the outdoor access points as set forth in Exhibit B attached hereto. Should either party reveal or threaten to reveal this information, the other shall be entitled to an injunction restraining said party from disclosing same, or from rendering any services to any entity to whom said information has been or is threatened to be disclosed, the right to secure an injunction is not exclusive, and the party may pursue any other remedies it has against said party for a breach or threatened breach of this condition, including the recovery of damages.

5. Term of Agreement. This Agreement shall have a term of three (3) years. In the either party commits a material breach of this Agreement, the nonbreaching party may terminate this Agreement in the event the breaching party has not cured the breach within thirty (30) days after notice of breach by the nonbreaching party.

6. Non-Solicitation. During the term of this Agreement, neither party may solicit for employment any of the party's employees. Furthermore, Distributor may not contact or solicit any relationship with the manufacturer of the card , Nanjing Z-Com, without first obtaining written authorization from NCX, except that Distributor may contact the manufacturer for the purpose of making a warranty claim with respect to a card.

7. Software License. NCX hereby grants the Distributor a non-exclusive, royalty-free, irrevocable, worldwide, fully paid-up license (with rights to sublicense through multiple tiers of sub-licensees) to practice all patent, copyright, moral right, mask work, trade secret and other intellectual property rights, incuding the right to modify or create derivative works therefrom, relating to any software code owned, created or used by NCX in connection with the cards or the outdoor access points (other than software used by NCX under a license from an arms-length third party), which license shall survive the term of this Agreement or any termination of this Agreement prior to the expiration of its term.

8. Issuance of Shares to NCX. In consideration for mutual benefits and promises herein, the Distributor hereby issues NCX 2,000,000 shares (the "Shares") of its common stock, subject to the following terms and conditions:

     (a) Cancellation. The Shares are subject to cancellation on the following terms:

          (i) In the event either party terminates this Agreement prior to the end of the term of this Agreement, then the number of Shares that shall be cancelled shall be equal to the product of (a) 2,000,000 times (b) the percentage obtained by dividing (a) 1,095 minus the number of days that this Agreement was in force and effect (b) by 1,095.

          (ii) In the event Craig Sellars employment with the Distributor is terminated prior to the end of the term of this Agreement for any reason, then the number of Shares that shall be cancelled shall be equal to the product of (a) 1,000,000 times (b) the percentage obtained by dividing (a) 1,095 minus the number of days that this Agreement was in force and effect (b) by 1,095.

          (iii) In the event David Sherman's employment with the Distributor is terminated prior to the end of the term of this Agreement for any reason, then the number of Shares that shall be cancelled shall be equal to the product of (a) 1,000,000 times (b) the percentage obtained by dividing (a) 1,095 minus the number of days that this Agreement was in force and effect (b) by 1,095.

     (b) Restrictive Legend. The Shares shall carry a restrictive legend required by state and federal securities laws stating that the Shares may not be sold or transferred unless the sale or transfer is registered or is exempt from registration under the Securities Act of 1933 and under any applicable state law. In addition, the restrictive legend shall also contain a notice that the Shares are subject to cancellation under certain circumstances defined by this Agreement, and that their sale or transfer are subject to certain limitations defined by this Agreement. NCX understands that it may be barred or delayed from selling or transferring the Shares unless and until the Distributor has registered the Shares or its legal counsel has determined that the sale or transfer of the Shares will be exempt from registration under applicable state and federal securities laws.

     (c) Limitation on Sales of Shares. To the extent the Shares are not subject to cancellation hereunder, NCX agrees that, within any calendar quarter during the term of this Agreement, it may, to the extent permitted by applicable law (including SEC Rule 144), sell no more than 1% of the average weekly trading volume of the common stock of the Distributor for the four weeks prior to the start of the calendar quarter. Any shares that NCX may sell in any calendar quarter that are not sold may not be sold in any future quarter. The Distributor agrees that it will pay all costs necessary to obtain any legal approvals to enable NCX to sell shares to the extent provided in this subparagraph under SEC Rule 144, including any legal opinions or certificates required in order to verify or obtain compliance with Rule 144.

     (d) Certain Representations and Warranties of NCX. In connection with the issuance of the Shares, NCX represents and warrants to the Distributor as follows:

          (i) NCX (i) understands and acknowledges that the issuance of the Shares has not been registered, and will not be registered, under the 1933 Act, nor under the securities laws of any state, nor under the laws of any other country; (ii) recognizes that no public agency has passed upon the accuracy or adequacy of any information provided to NCX or the fairness of the terms of this transaction; and (iii) agrees not to sell such securities without registering such sale under any applicable state or federal securities laws unless exemptions from such registration requirements are available with respect to any such sales.

          (ii) NCX will be acquiring the Shares for its own account for long-term investment and not with a view towards resale, division or distribution thereof.

          (iii) NCX was recently formed to engage in the business of providing broadband, wireless internet service, and other related services, primarily to residents of multi-family properties, and has never produced a profit from operations. Accordingly, NCX recognizes that its investment in the Shares is a speculative venture, involves a high degree of risk, and that the consideration for the issuance of the Shares is placed at the risk of the business and may be completely lost. NCX acknowledges that the Distributor makes no representation or warranties about the potential future value of the Shares.

          (iv) NCX confirms and represents that it is able (i) to bear the economic risk of its investment in the Shares, (ii) to hold the Shares for an indefinite period of time, and (iii) to afford a complete loss of its investment.

          (v) NCX has become aware of the offering of the Shares otherwise than by means of general advertising or general solicitation.

          (vi) NCX has carefully considered and has, to the extent it believes such discussion necessary, discussed with its professional, legal, tax and financial advisors, the suitability of an investment in the Shares for its particular tax and financial situation and has determined that the Shares are a suitable investment for NCX.

          (vii) NCX has been presented with and has acted upon the opportunity to ask questions of and receive answers from Distributor relating to the merits of an investment in Distributor, and to obtain any additional information necessary to verify the accuracy of the information made available to them.

9. Arbitration. Any claim or controversy arising out of or related to this Agreement, including any claim to enforce any rights created by this Agreement or regarding the enforceability or interpretation of this Agreement, shall be settled by arbitration in accordance with the rules of the American Arbitration Association. Judgment upon the award rendered may be entered in any court with jurisdiction.

10. Severability. Each provision of this Agreement is severable. If any provision herein is found to be unenforceable, or in violation of any law, rule, regulation, order or decree of any governmental authority, court or agency, then such provision will be modified to the minimum extent necessary so as to render it enforceable and/or cure such violation, and all other provisions hereof or thereof will remain in full force and effect notwithstanding such violation. If this Agreement is held invalid or cannot be enforced, then to the full extent permitted by law any prior agreement between NCX (or any predecessor thereof) and the Distributor shall be deemed reinstated as if this Agreement had not been executed.

11. Amendment; Waiver. No party hereto amend this Agreement, unless in a writing signed by all the respective parties hereto or thereto. Each waiver of any provision or breach hereof must be in a writing executed by the waiving party. The waiver by any party of any provision or breach hereof will not waive any other breach or provision or be deemed another waiver of the same breach or provision.

12. Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties relating to the subject matter of this
     Agreement, and supersedes any and all prior written agreements, commitments, understandings or communications in each case with respect to the subject matter of this Agreement. No purported modification or amendment to this Agreement shall be enforceable unless it is in writing and signed by the party against whom enforcement of the modification or amendment is sought.

13. Execution. This Agreement may be executed in counterpart, in which event each executed copy shall constitute an original and each executed copy shall be deemed one and the same instrument.

                                    EXECUTION

By signing below the parties hereto cause this Agreement to be effective pursuant to the terms and conditions defined herein on the date first indicated above.

NETCONX D&C WIRELESS, LLC                   O2 SECURE WIRELESS, INC.

BY: /s/ David J. Sherman                    BY: /s/ T. Scott Conley
----------------------------                --------------------------------
Name: David J. Sherman                      Name: Scott Conley

Title: President and CEO                    Title: President

Date: 01-01-05                              Date: 01/01/05

                                            Address: 3300 Holcomb Bridge Road,
                                            Ste. 226
                                            Norcross, GA 30092
                                            678.942.0684
                                            Fax: 942.0688